FORM OF PROXY CARD

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
*** 3 EASY WAYS TO VOTE YOUR PROXIES ***

VOTE VIA THE TELEPHONE	VOTE VIA THE INTERNET	VOTE BY MAIL
1) Read the Proxy Statement and have this card at hand	1) Read the Proxy Statement and have this card at hand	1) Read the Proxy Statement
2) Call toll-free at [ ] and follow the recorded instructions	2) Log on to [ ] and follow the on screen instructions	2) Check the appropriate boxes on this proxy card
3) If you vote via the telephone, you do not need to mail this proxy card	3) If you vote via the Internet, you do not need to mail this proxy card	3) Sign and date this proxy card
4) Mail your completed proxy card in the enclosed postage paid envelope

PIONEER OAK RIDGE LARGE CAP GROWTH FUND and PIONEER OAK RIDGE SMALL CAP GROWTH FUND, Each, a series of PIONEER SERIES TRUST I PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [ ], 2014

This Proxy is solicited on behalf of the Trustees of Pioneer Series Trust I, on behalf of the Pioneer Oak Ridge Large Cap Growth Fund and Pioneer Oak Ridge Small Cap Growth Fund. The undersigned shareholder of the Pioneer Oak Ridge Large Cap Growth Fund and/or Pioneer Oak Ridge Small Cap Growth Fund, revoking previous proxies, if any, hereby appoints [        ], and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Pioneer Oak Ridge Large Cap Growth Fund and Pioneer Oak Ridge Small Cap Growth Fund to be held on September [  ], 2014, at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110, at 2:00 p.m., Eastern Time, and at all adjournments thereof, and to vote all of the shares of the Pioneer Oak Ridge Large Cap Growth Fund and/or Pioneer Oak Ridge Small Cap Growth Fund that the undersigned would be entitled to vote if personally present at said meeting on the proposal specified on reverse side. As to any other matter, said attorneys-in-fact shall vote in accordance with their best judgment.

Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Note: Please sign exactly as your name(s) appears on the Proxy. If you are signing this Proxy for a corporation, estate, trust or other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature. Joint owners should each sign this Proxy.

Signature	Date

Signature (Joint Owners)	Date

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

THE BOARD OF TRUSTEES OF PIONEER SERIES TRUST I RECOMMENDS A VOTE FOR THE PROPOSALS BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: [X]

Vote on Proposals

To consider the approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of Pioneer Oak Ridge Large Cap Growth Fund (a “Target Fund”) to Oak Ridge Large Cap Growth Fund (an “Acquiring Fund”), a newly created series of Investment Managers Series Trust (“IMST”), in exchange for (a) shares of that Acquiring Fund with an aggregate net asset value (“NAV”) per class equal to the aggregate NAV of the corresponding class(es) of shares of that Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of each class of the Acquiring Fund in proportion to their respective holdings of shares of the corresponding class(es) of the Target Fund, as more fully described in the Combined Proxy Statement/Prospectus.
FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To consider the approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of Pioneer Oak Ridge Small Cap Growth Fund (a “Target Fund”) to Oak Ridge Small Cap Growth Fund (an “Acquiring Fund”), a newly created series of IMST, in exchange for (a) shares of that Acquiring Fund with an aggregate net asset value (“NAV”) per class equal to the aggregate NAV of the corresponding class(es) of that Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of each class of the Acquiring Fund in proportion to their respective holdings of shares of the corresponding class(es) of the Target Fund, as more fully described in the Combined Proxy Statement/Prospectus.
FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE